Exhibit 10.2

2015-000087K

AMENDMENT TO EXTEND AND MODIFY CONTRACT FOR THE PROVISION OF PHYSICAL & BEHAVIORAL HEALTH SERVICES UNDER THE GOVERNMENT HEALTH PLAN PROGRAM

WHEREAS, the Administración de Seguros de Salud de Puerto Rico (“ASES”) and TRIPLE-S SALUD, INC. (the “Contractor”) have executed a Contract for the Provision of Physical Health and Behavioral Health Services Under the Government Health Plan within the Government of Puerto Rico for the Metro North and West Service Regions, (hereinafter referred to as the “Contract”);

WHEREAS, WHEREAS, ASES and the Contractor (together, “the Parties”) have agreed to extend and renew, through subsequent amendments, pursuant to Article 55, Section 21.6, and Section 21.7 of the Contract respectively, the term of the Contract until July 31, 2018 (hereinafter referred to as the “Renewed Contract”);

WHEREAS, the Parties have agreed, in this Amendment (the “Amendment”) and in a modification to the Renewed Contract, to extend the term of the Renewed Contract from August 1, 2018 until October 31, 2018; and

WHEREAS, all provisions of the Renewed Contract will remain in full force and effect until such time it is amended by mutual written consent.

NOW, THEREFORE, and in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to extend and modify the Renewed Contract as follows:

AGREED EXTENSION AND MODIFICATION

1.	The Parties hereby agree to amend Article 21 of the Renewed Contract in the following manner:

“21.7 The Parties hereby agree to further extend the Contract for the Provision of Physical and Behavioral Health Services under the Government Health Plan from July 1, 2018 until October 31, 2018.”

2.
Until the Renewed Contract is further amended by mutual written consent of the Parties, all provisions of the Renewed Contract will remain in full force and effect, including the terms of the physical and behavioral health services provided under the Renewed Contract and current Per Member Per Month (“PMPM”) Payments set forth in Section 22.1.1 of the Renewed Contract.

ACKNOWLEDGED BY THE PARTIES by their duly authorized representatives on this 31 day of July, 2018.

ADMINISTRACIÓN DE SEGUROS DE SALUD DE PUERTO RICO (ASES)

/s/ Angela M. Avila Marrero	7/31/2018
Ms. Angela M. Avila Marrero, Executive Director	Date
EIN: 66-05000678

TRIPLE-S SALUD, INC.

/s/ Madeline Hernández Urquiza	7/31/2018
Ms. Madeline Hernández Urquiza, President	Date
EIN: 66-0555677

Account No. 256-5036-160, 256-5010-160